EXHIBIT 10.52
NAVISTAR INTERNATIONAL CORPORATION

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT SUPPLEMENT

1.
This option is granted under the terms of the Navistar International Corporation 2004 Performance Incentive Plan (the "Plan"), as indicated in the Non-Employee Director Stock Option Award Agreement (the "Award Agreement"). The term of the option shall be for a period of ten years from the date of grant, or such shorter period as is prescribed in paragraphs 3, 4, and 5 hereof. The option shall be exercisable to the extent of the number of shares specified in the Award Agreement as exercisable one year after the date of grant, to the extent of the number of shares specified in the Award Agreement as exercisable two years after the date of grant, and to the extent of the number of shares specified in the Award Agreement as exercisable three years after the date of grant. The option may be exercised, at any time or from time to time during said term, as to all full shares that have become so purchasable. Except as provided in paragraphs 3, 4, and 6 hereof, the option may not be exercised unless the optionee shall, at the time of exercise, be a Non-Employee Director (the "Director" or "Optionee") of the Corporation or a subsidiary. The Director shall have none of the rights of a shareowner with respect to any of the shares of Common Stock subject to the option until such shares shall be issued upon the exercise of the option.

2.
The option shall not be transferable otherwise than by will or the laws of descent and distribution, and the option shall be exercisable, during the lifetime of the Director, only by the Director. Without limiting the generality of the foregoing, the option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the option shall be null and void and without effect.

3.
In the event of the termination of service of the Director otherwise than by reason of death, total and permanent disability or a Qualified Retirement as set forth in paragraph 4 hereof, the Director may (subject to the provisions of paragraph 5 hereof) exercise the option to the extent that the Director was entitled to do so pursuant to the provisions of paragraph 1 hereof at the time of such termination, at any time within three (3) months after such termination, but not after ten (10) years from the date hereof.

4.
Except as provided in the last two sentences of this paragraph, in the event of a Qualified Retirement, which means a retirement under a retirement policy of the Board for Non-Employee Directors (a "Qualified Retirement"), the Director may exercise the option to the extent the option is exercisable or becomes exercisable under its terms at any time during the term of the option grant. In the event of termination for total and permanent disability as defined in Navistar International Corporation’s (the "Corporation") long term disability programs, the Optionee may exercise the option, to the extent the option is exercisable or becomes exercisable under its terms, at any time within three (3) years after termination for total and permanent disability, or, if later, within three (3) years after the date on which the option becomes exercisable with respect to such shares, but not after the term of the option. In the event of the death of the Director while the option is outstanding, the option may be exercised by a legatee or legatees of the Optionee under the Director’s last Will, or by the personal representatives or distributees of the Director, at any time within a period of two (2) years after the death of the Director, but not after the term of the grant. If death occurs while the Director is performing services for the Corporation, or after a Qualified Retirement, or during the three-year period following termination for total and permanent disability, the option may be exercised to the extent of the remaining shares covered by the option, whether or not such shares were exercisable at the date of death. If death occurs during the three-month period provided by paragraph 3 following termination for other than death, total and permanent disability or Qualified Retirement, the option subject to such three-month period may be exercised to the extent of the number of shares that were exercisable at the date of death. Notwithstanding the other provisions of this paragraph 4, no option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, the Optionee engages in a business, whether as owner, partner, officer, employee or otherwise, which is in

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EXHIBIT 10.52 (continued)

competition with the Corporation or one of its affiliates, and if the Optionee’s participation in such business is deemed by the Corporation to be detrimental to the best interests of the Corporation. Thedetermination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Corporation in its absolute discretion, and the decision of the Corporation with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

5.
Any option which did not become exercisable and which cannot become exercisable under the terms of the option, and any option that ceased to be exercisable and cannot again become exercisable under the terms of the option shall terminate.

6.
In the event of a Change in Control, all outstanding options will immediately become exercisable and shall be exercisable for a period of three (3) years from the date of Change in Control regardless of the original term or service status or the Director. Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or International Truck and Engine Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Corporation: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Corporation or International Truck and Engine Corporation or sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of International Truck and Engine Corporation occurs; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (each a "Control Transaction"), the members of the Board of Directors of the Corporation immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two (2) years, cease to constitute a majority of the Board of Directors of the Corporation. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

7.
If all or any portion of the option is exercised subsequent to any stock dividend, stock split, recapitalization, combination or exchange of shares, reorganization (including, but not limited to, merger or consolidation), liquidation or other event occurring after the date hereof, as a result of which any shares or other securities of the Corporation or any other entity (including, but not limited to, any subsidiary of the Corporation) shall be issued in respect of the outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or any other class or classes, the person or persons so exercising the option shall receive, for the aggregate price paid upon such exercise, the class and aggregate number of shares or other securities which, if shares of Common Stock (as authorized at the date hereof) had been purchased on the date hereof for the same aggregate price (on the basis of the price per share) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase any and all such stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, reorganizations, liquidations or other events. In the event of any corporate reorganization, separation or division (including, but not limited to, split-up, split off, spin-off or sale of assets) as a result of which any cash or shares or other securities of any entity other than the Corporation (including, but not limited to, any subsidiary of the Corporation), shall be distributed in respect of the outstanding shares of Common Stock,

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EXHIBIT 10.52 (continued)

a committee of the Board shall make such adjustments in the terms of the option (including, but not limited to, the number of shares covered and the purchase price of such shares) as it may deem appropriate to provide equitably for the Director’s interest in the option. Upon any adjustment as aforesaid, the minimum number of full shares that may be purchased upon any exercise of the option as specified in paragraph 1 shall be adjusted proportionately. No fractional shares shall be issued upon any exercise of the option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

8.
Subject to the terms and conditions contained herein, in the Award Agreement and the Plan, the option may be exercised by giving notice as provided in instructions issued by the Secretary for the exercise of options, which instructions may provide for the use of agents, including stock brokers, to effect exercise of options, or in the absence of such instructions, by written notice to the Secretary of the Corporation at the location of its principal office at the time of exercise, which is currently located at 4201 Winfield Road, Warrenville, Illinois 60555. Such notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the option and shall be accompanied by a check payable to the order of the Corporation for any amount required pursuant to the Secretary’s instructions, or, if not covered by such instructions, for payment of the full purchase price of said shares or by delivery of Common Stock already owned by the Director, for six months or more if acquired from the Corporation, at fair market value determined under the Plan, or by any combination of cash and Common Stock, and in either case, by payment to the Corporation of any withholding tax due with respect to any Director who is a citizen or resident of a foreign country or is otherwise then imposed effective as of the date of exercise by then applicable law. Shares which otherwise would be delivered to the holder of an option may be delivered, at the election of the holder, to the Corporation in payment of any such withholding taxes due in connection with an exercise. In no event may successive simultaneous pyramiding be used to exercise an option. A certificate or certificates representing said shares shall be delivered as soon as practicable after the notice shall be received by the Corporation. The certificate or certificates for the shares as to which the option shall have been so exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the option. In the event the option shall be exercised, pursuant to paragraph 4 hereof, by any person or persons other than the Director, such notice shall be accompanied by appropriate proof of the right of such person or the persons to exercise the option. The date of exercise of the option shall be the date on which the aforesaid written notice, properly executed and accompanied as aforesaid, is received under the Secretary’s instructions or by the Secretary. All shares that shall be purchased upon the exercise of the option as provided herein shall be fully paid and non-assessable.

9.	[Reserved]

10.
The Corporation shall at all times during the term of the option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements contained herein, in the Award Agreement and in the Plan, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. If the Plan pursuant to which the option is exercised provides that only treasury stock will be used to satisfy the requirements of the option, only treasury stock that has been listed on the exchange will be used.

11.	As used herein, the term "Common Stock" shall mean the class of stock designated "Common Stock" in the Restated Certificate of Incorporation of the Corporation.

12.	The terms and conditions contained herein and in the Award Agreement shall be subject to and governed by the terms of the Plan, a copy of which is being delivered herewith to the Director.

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